UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 2, 2022

RANGER OIL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16285 Park Ten Place, Suite 500 Houston, TX	77084
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 722-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	ROCC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2022 Annual Meeting of Shareholders on May 2, 2022 (the “Annual Meeting”). The following matters were voted upon by the shareholders at the Annual Meeting. Each such matter received the number of votes set forth below.

(1)	The election of four directors, each to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified:

NAME	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Tiffany Thom Cepak	34,912,112	3,130,526	4,842	2,425,054
Darrin J. Henke	32,387,394	5,648,941	11,145	2,425,054
Richard Burnett	37,331,198	703,937	12,345	2,425,054
Jeffrey E. Wojahn	33,019,708	4,519,088	508,684	2,425,054

(2)	The holding of an advisory vote on executive compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
37,479,794	550,186	17,500	2,425,054

(3)	The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
40,446,202	15,465	10,867	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 5, 2022	RANGER OIL CORPORATION

	By:	/s/ Katherine Ryan
Katherine Ryan
Vice President, Chief Legal Counsel and Corporate Secretary